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                                                                    EXHIBIT 3.10

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of April ___, 1998, is by and between PRODUCTION STAMPING, INC. ("PSI"), a Michigan corporation, HAWTHORNE METAL PRODUCTS COMPANY ("HAWTHORNE"), a Delaware corporation and J & R MANUFACTURING INC. ("J & R"), a Michigan corporation.

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors and shareholders of each of the parties hereto have duly adopted resolutions approving this Agreement and Plan of Merger, in each case by unanimous vote, and have declared it desirable and in the best interests of their respective corporations that HAWTHORNE and J & R be merged into PSI, a Michigan corporation, which shall be the Surviving Corporation (hereinafter either "PSI" or the "Surviving Corporation") in the manner and upon the terms and conditions hereinafter set forth and with the effect provided by and pursuant to applicable sections of the Michigan Business Corporation Act, Section 252 of the General Corporation Law of Delaware and
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended;

         WHEREAS, the authorized capital stock of PSI consists of 25,000 Class A Voting Common Stock without par value ("PSI Class A Common Stock"), of which 2,500 shares are issued and outstanding, and 125,000 Class B Non-Voting Common Stock without par value ("PSI Class B Common Stock"), of which 97,500 shares are currently issued or outstanding; and

         WHEREAS, the authorized capital stock of HAWTHORNE consists of 75,000 shares of Class A Voting Common Stock with a par value of $1.00 per share ("HAWTHORNE Class A Common Stock"), of which 50,000 shares have been issued and are outstanding, and 75,000 shares of Class B Non-Voting Common Stock with a par value of $1.00 per share ("HAWTHORNE Class B Common Stock"), of which 50,000 shares have been issued and are outstanding; and

         WHEREAS, the authorized capital stock of J & R consists of 75,000 shares of Class A Voting Common Stock without par value ("J & R Class A Common Stock"), of which 50,000 shares have been issued and are outstanding, and 75,000 shares of Class B Non-Voting Common Stock without par value ("J & R Class B Common Stock"), of which 50,000 shares have been issued and are outstanding; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                     MERGER

         1.1 Merger. Effective on the Effective Date (as defined in Section 1.2, below) and upon compliance with the applicable laws of the States of of Michigan and Delaware, HAWTHORNE and


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J & R shall be merged with and into PSI, a Michigan corporation, which shall be the Surviving Corporation, and the separate existence and corporate organization of HAWTHORNE and J & R shall thereupon cease, all upon the terms and conditions hereinafter set forth ("Merger").

          1.2 Effective Date. The Merger shall be effective as of _____ __.m., Detroit, Michigan local time on April 28, 1998 (the "Effective Date").

          1.3 Corporate Existence of HAWTHORNE and J & R. On the Effective Date, the separate existence of HAWTHORNE and J & R shall cease, except as may be otherwise continued by law, and HAWTHORNE and J & R shall be merged with and into PSI. PSI, as the Surviving Corporation, shall possess all the rights, privileges, powers, and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of HAWTHORNE and J & R, and all property, real, personal, and mixed, and all debts due to HAWTHORNE and J & R on whatever account, as well as for stock subscriptions; and all other things in action or belonging to HAWTHORNE and J & R shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of HAWTHORNE and J & R, and the title to any real estate vested in HAWTHORNE and J & R by deed or otherwise, under the laws of Michigan, Delaware or any other jurisdiction, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of HAWTHORNE and J & R shall be preserved unimpaired, and all debts, liabilities, and duties of HAWTHORNE and J & R shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

          1.4 Corporate Existence of Surviving Corporation. Except as otherwise set forth herein, the identity, existence, purposes, objects, properties, real, personal and mixed, rights, privileges, immunities, powers, franchises and authority of PSI, as the Surviving Corporation, shall continue unaffected and unimpaired by the Merger.

          1.5 Further Action. At any time, or from time to time, after the Effective Date, the last acting officers of HAWTHORNE and J & R or the corresponding officers of the Surviving Corporation, may, in the name of HAWTHORNE and J & R, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all HAWTHORNE and J & R property, rights, privileges, powers, franchises, immunities, and interest and otherwise to carry out the purposes of this Agreement and Plan of Merger.

                                   ARTICLE II

                       NAME OF SURVIVING CORPORATION;
                    CERTIFICATE OF INCORPORATION; BY-LAWS

                   2.1 Name of Surviving Corporation. The name of the Surviving Corporation from and after the Effective Date shall be TALON AUTOMOTIVE GROUP, INC.

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                  2.2 Articles of Incorporation. The Articles of Incorporation
of PSI as in effect on the date hereof shall from and after the Effective Date be, and continue to be, the Articles of Incorporation of the Surviving Corporation until changed or amended as provided by law, except as follows:

                  (a) Article I of such Articles of Incorporation shall be and the same hereby is amended and restated in its entirety to read as follows:

                  Article I

                  The name of the Corporation is Talon Automotive Group, INC.

                  (b) Article III of such Articles of Incorporation shall be and the same hereby is amended and restated in its entirety to read as follows:

                  Article III

                  The total authorized shares:

                       1. Common shares (Class A)      25,000
                       2. Common shares (Class B)     250,000

                       Preferred shares            none

                       A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

                       The total number of shares of stock which the Corporation is authorized to issue is Two Hundred Seventy-five Thousand (275,000) shares, Twenty-five Thousand (25,000) shares of which shall be designated as the Class A Voting Common Capital Stock of the Corporation, and Two Hundred Fifty Thousand (250,000) shares of which shall be designated as the Class B Nonvoting Common Capital stock of the Corporation. The Class A Voting Common Capital Stock and the Class B Nonvoting Common Capital Stock shall be identical in all respects, except that holders of the Class B Nonvoting Common Capital Stock shall have no voting power for any purpose whatsoever, and the holders of Class A Voting Common Capital Stock shall, to the exclusion of the holders of Class B Nonvoting Common Capital Stock, have full voting power for all purposes.

                   2.3 By-Laws. The By-Laws of PSI, as in effect immediately before the Effective Date, shall from and after the Effective Date be the By-Laws of the Surviving Corporation.

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                                 ARTICLE III

                     STATUS AND CONVERSION OF SECURITIES

         THE manner and basis of converting the shares of the capital stock of PSI, HAWTHORNE and J & R, and the amount of Class A voting common stock (the "Converted Class A Shares") and the Class B non-voting common stock (the "Converted Class B Shares") of the Surviving Corporation which the holders of shares of the capital stock of PSI, HAWTHORNE and J & R are to receive in exchange for such shares are as follows:

         3.1 Conversion of PSI Stock:

                  (a) Class A Common Stock. On the Effective Date, each share of the PSI Class A Common Stock outstanding on the Effective Date shall, by operation of law and by virtue of the Merger and without any action on the part of any person, be converted into .1 Converted Class A Shares.

                  (b) Class B Common Stock. On the Effective Date each share of the PSI Class B Common Stock outstanding on the Effective Date shall, by operation of law and by virtue of the Merger and without any action on the part of any person, be converted into .1 Converted Class B Shares.

          3.2 Conversion of HAWTHORNE Stock:

                  (a) Class A Common Stock. On the Effective Date, each share of the HAWTHORNE Class A Common Stock outstanding on the Effective Date shall, by operation of law and by virtue of the Merger and without any action on the part of any person, be converted into .0365 Converted Class A Shares and .694 Converted Class B Shares.

                  (b) Class B Common Stock. On the Effective Date, each share of the HAWTHORNE Class B Common Stock outstanding on the Effective Date shall, by operation of law and by virtue of the Merger and without any action on the part of any person, be converted into .730 Converted Class B Shares.

          3.3 Conversion of J & R Stock:

                  (a) Class A Common Stock. On the Effective Date, each share of the J & R Class A Common Stock outstanding on the Effective Date shall, by operation of law and by virtue of the Merger and without any action on the part of any person, be converted into .00002 Converted Class A Shares.

                  (b) Class B Common Stock. On the Effective Date, each share of the J & R Class B Common Stock outstanding on the Effective Date shall, by operation of law and by virtue of the Merger and without any action on the part of any person, be converted into .00002 Converted Class B Shares.

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         3.4 Cancellation of Authorized Shares. All authorized shares of
HAWTHORNE Class A Common Stock, HAWTHORNE Class B Common Stock, J & R
Class A Common Stock and J & R Class B Common Stock, other than those outstanding on the Effective Date, shall, by operation of law and by nature of the merger and without action on the part of any person, be canceled and retired, without conversion, and no new shares of the Surviving Corporation shall be issued with respect thereto.

         3.5 Exchange of Shares.

                  (a) PSI Shares. On the Effective Date, the holders of the outstanding shares of the capital stock of PSI (the "PSI Shareholders") shall cause the certificate(s) representing such shares to be surrendered to the Surviving Corporation. Upon the surrender of such certificate(s), the PSI Shareholders shall be entitled to receive certificates representing the Converted Class A Shares or Converted Class B Shares as set forth in Section 3.1 above. The Surviving Corporation, shall thereupon cause certificates representing such shares to be executed and delivered to the PSI Shareholders in accordance with the terms of this Article III.

                  (b) HAWTHORNE Shares. On the Effective Date, the holders of the outstanding shares of the capital stock of HAWTHORNE (the "HAWTHORNE Shareholders") shall cause the certificate(s) representing such shares to be surrendered to the Surviving Corporation. Upon the surrender of such certificate(s), the HAWTHORNE Shareholders shall be entitled to receive certificates representing the Converted Class A Shares or Converted Class B Shares as set forth in Section 3.2 above. The Surviving Corporation shall thereupon cause certificates representing such shares to be executed and delivered to the HAWTHORNE Shareholders in accordance with the terms of this
Article III.

                  (c) J & R Shares. On the Effective Date, the holders of the outstanding shares of the capital stock of J & R (the "J & R Shareholders") shall cause the certificate(s) representing such shares to be surrendered to the Surviving Corporation. Upon the surrender of such certificate(s), the J & R Shareholders shall be entitled to receive certificates representing the Converted Class A Shares or Converted Class B Shares as set forth in Section 3.3 above. The Surviving Corporation shall thereupon cause certificates representing such shares to be executed and delivered to the J & R Shareholders in accordance with the terms of this Article III.

         3.6 Any fractional shares resulting from the distribution of shares pursuant to Section 3.5 shall be rounded to the nearest whole number.

                                   ARTICLE IV

                              DIRECTORS AND OMCERS

                  4.1 Following the Effective Date of the Merger and until the next Annual Meeting, or until their respective successors shall be elected and qualified, the following persons shall serve as Directors of the Surviving Corporation, in accordance with the By-Laws of the Surviving Corporation:

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                                Randolph J. Agley
                                Michael T. Timmis
                                Wayne C. Inman
                                Delmar O. Stanley
                                David J. Woodward

                  4.2 Following the Effective Date of the Merger and until the next Annual Meeting, or until their respective successors shall be elected and qualified, the following persons shall serve as Executive Officers of the Surviving Corporation, in accordance with the By-Laws of the Surviving
Corporation:

                Randolph J. Agley        Chairman of the Board
                Michael T. Timmis        Vice Chairman of the Board
                Delmar O. Stanley        President and Chief Executive Officer
                Wayne C. Inman           Secretary
                David J. Woodward        Vice President of Finance, Chief
                                            Financial Officer and Treasurer
                Michael T.J. Veltri      Vice President
                Kris R. Pfaehler         Vice President of Business Development

                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1 This Agreement and Plan of Merger may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, if the Board of Directors of HAWTHORNE and J & R or of PSI duly adopt a resolution abandoning the Agreement and Plan of Merger.

                  5.2 This Agreement and Plan of Merger may be amended, modified or terminated, or any provision thereof may be waived only by an instrument in writing signed by the duly authorized officers of both parties hereto.

                  5.3 This Agreement and Plan of Merger constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein.

                  5.4 This Agreement and Plan of Merger shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the Michigan.

                  5.5 All of the terms and provisions of this Agreement and Plan of Merger by or for the benefit of the parties shall be binding upon and inure to the benefit of their successors and assigns. The rights and obligations provided by this agreement shall not be assignable by any party.

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                  5.6 This Agreement and Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed by the parties hereto as of the date first written above.

PRODUCTION STAMPING, INC.                  HAWTHORNE METAL PRODUCTS COMPANY

By: David J. Woodward                      By: David J. Woodward
   -----------------------------------        ----------------------------------
    David J. Woodward, Vice President          David J. Woodward, Vice President

                                           J & R MANUFACTURING INC.

                                           By: David J. Woodward
                                              ----------------------------------
                                               David J. Woodward, Vice President